UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d)
of the Securities Exchange Act of 1934
Date of report (Date of earliest event reported): August 9, 2018 (August 8, 2018)

comScore, Inc.
(Exact name of registrant as specified in charter)

Delaware	001–33520	54–1955550
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)
11950 Democracy Drive
Suite 600
Reston, Virginia 20190
(Address of principal executive offices, including zip code)
(703) 438–2000
(Registrant’s telephone number, including area code)
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))
Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).
Emerging growth company ☐
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01 Entry into a Material Definitive Agreement.
On August 8, 2018 (the “Closing Date”), comScore, Inc. (the “Company”) and certain funds affiliated with or managed by Starboard Value LP (the “Buyers”), the holders of the Company’s senior secured convertible notes due January 16, 2022 (as amended to date, the “Notes”), entered into a Second Amendment to Senior Secured Convertible Notes (the “Amendment”). Pursuant to the Amendment, the terms of the Notes were amended to provide the Company with additional financial flexibility, among other things. Specifically, through March 31, 2019, the minimum cash balance required to be maintained by the Company has been reduced to $20.0 million, subject to certain limitations. In connection with and as consideration for this modification, and pursuant to the Amendment, on the Closing Date the Company issued to the Buyers $2.0 million in additional aggregate principal amount of senior secured convertible notes (the “Additional Notes”). The terms of the Additional Notes are identical to the terms of the Notes, except with regard to the date from which interest shall begin to accrue thereon, which is the Closing Date.
The foregoing summary of the Amendment does not purport to be complete and is qualified in its entirety by reference to the full text of the Amendment, which is filed herewith as Exhibit 10.1 and is incorporated herein by reference.
Starboard Value LP and its affiliates (collectively, “Starboard”) own less than 5% of the Company’s outstanding shares of common stock. As previously disclosed, pursuant to an Agreement dated as of September 28, 2017 (as amended on April 18, 2018), by and among the Company and Starboard (the “September Agreement”), Starboard has, and has previously exercised, certain rights to recommend nominees for appointment to the Company’s Board of Directors. Pursuant to the September Agreement, and also as previously disclosed, the Company also granted to Starboard an offering participation right for certain private and public offerings of equity or equity-linked securities of the Company.
Item 2.02 Results of Operations and Financial Condition.
On August 9, 2018, the Company issued a press release announcing its financial results for the period ended June 30, 2018. A copy of the press release announcing the foregoing is furnished as Exhibit 99.1 hereto and is incorporated herein by reference.
The information in this Item 2.02, including Exhibit 99.1 attached hereto, is being furnished and shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934 (the “Exchange Act”), or otherwise subject to the liabilities of that section, nor shall it be deemed incorporated by reference in any filing under the Securities Act of 1933 (the "Securities Act") or the Exchange Act, regardless of any general incorporation language in such filing.
Item 3.02 Unregistered Sales of Equity Securities
The information included in the first paragraph of Item 1.01 of this Current Report on Form 8-K is hereby incorporated by reference into this Item 3.02.
The issuance of the Additional Notes was, and the issuance of any shares of the Company’s common stock upon conversion of such notes will be, exempt from registration under the Securities Act pursuant to Section 4(a)(2) and Rule 506 of Regulation D promulgated under the Securities Act.
Item 9.01 Financial Statements and Exhibits.
(d) Exhibits.

Exhibit No.	Description
10.1	Second Amendment to Senior Secured Convertible Notes, dated as of August 8, 2018, by and between the Company and each of the investors listed on the signature pages attached thereto
99.1	Press release dated August 9, 2018

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

comScore, Inc.

By:	/s/ Carol A. DiBattiste
Carol A. DiBattiste
General Counsel & Chief Compliance, Privacy and People Officer
Date: August 9, 2018

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